                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:
        [ ] PRELIMINARY PROXY STATEMENT [ ] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(c)(2))

                         [X] DEFINITIVE PROXY STATEMENT

        [ ] SOLICITING MATERIAL PURSUANT TO RULE 14A-11(c) OR RULE 14a-12

                              AMRESCO CAPITAL TRUST

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] NO FEE REQUIRED.

                             [ ] FEE COMPUTED ON THE
                                 TABLE BELOW PER
                               EXCHANGE ACT RULES
                              14a-6(I)(4) AND 0-11.

      (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

        (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

                (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF
               TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE
                     0-11 (SET FORTH IN THE AMOUNT ON WHICH
          THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED)

              (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

                               (5) TOTAL FEE PAID:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)      AMOUNT PREVIOUSLY PAID:

(2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)      FILING PARTY:

(4)      DATE FILED:

                              AMRESCO CAPITAL TRUST
                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                            DALLAS, TEXAS 75201-7424


                                                                   April 9, 1999

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of AMRESCO Capital Trust to be held on the 17th Floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas, on Tuesday, May 11, 1999, at 10:00 a.m.

         The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual Meeting, which includes (i) the election of two trust managers for three year terms, (ii) the ratification and approval of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the 1999 fiscal year and (iii) the approval of an amendment to the AMRESCO Capital Trust 1998 Share Option and Award Plan (the "Plan") to increase by 500,000 the aggregate number of common shares of beneficial interest reserved for issuance under such Plan.

         The Board of Trust Managers (the "Board") believes that the proposed increase in the number of common shares reserved for issuance under the Plan is in the best interests of the Company and its shareholders. The continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and advisors, including officers and trust managers. The Board believes that the options and other awards which would be available for issuance under the Plan would enhance that ability and provide motivation to such individuals to advance the interests of the Company and its shareholders. The Board believes that, due to the limited number of common shares that currently remain available under the Plan, adoption of the proposed amendment is necessary to facilitate the Company's growth. Due to the important role of independent auditors, the Board is also seeking shareholder approval of the appointment of Deloitte & Touche LLP as independent public accountants for the 1999 fiscal year.

         The Board believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its shareholders and unanimously recommends a vote "for" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

         Please sign, date and return the enclosed proxy without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy.


                                           Sincerely,


                                            /s/ ROBERT L. ADAIR III

                                           Robert L. Adair III
                                           Chairman of the Board
                                           of Trust Managers

                              AMRESCO CAPITAL TRUST
                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                            DALLAS, TEXAS 75201-7424

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 1999

To the Shareholders of AMRESCO Capital Trust:

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of AMRESCO Capital Trust (the "Company"), will be held on the 17th Floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas, on Tuesday, May 11, 1999, at 10:00 a.m., Central Time, for the following purposes:

         1.       To elect two trust managers for a three-year term;

         2. To approve and ratify the appointment by the Board of Deloitte & Touche LLP as the Company's independent public accountants for the 1999 fiscal year;

         3. To approve an amendment to the AMRESCO Capital Trust 1998 Share Option and Award Plan to increase the aggregate number of common shares of beneficial interest reserved for issuance thereunder by 500,000; and

         4. To transact such other business as may properly come before the meeting.

Only holders of record of the common shares of beneficial interest of the Company at the close of business on March 26, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof, notwithstanding any transfer of the common shares of beneficial interest on the books of the Company after such record date. For a period of at least ten (10) days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder during ordinary business hours at the offices of the Company, 700 North Pearl Street, Suite 2400, Dallas, Texas 75201.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement. A proxy card is enclosed in the envelope in which these materials were mailed to you. Please fill in, date and sign the proxy card and return it promptly in the enclosed postage-paid return envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1998 is enclosed.

It is desirable that as large a proportion as possible of the shareholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your shares will be represented.

                                       By Order of the Board of Trust Managers,

                                        /s/ MICHAEL L. MCCOY

                                       MICHAEL L. MCCOY
                                       Secretary
Dallas, Texas
April 9, 1999

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR VOTE MAY BE RECORDED AT THE ANNUAL MEETING IF YOU DO NOT ATTEND PERSONALLY.

                              AMRESCO CAPITAL TRUST
                                 PROXY STATEMENT

                                  ------------

                                  INTRODUCTION

         This Proxy Statement is furnished to shareholders of AMRESCO Capital Trust, a Texas real estate investment trust (the "Company"), in connection with the solicitation of proxies by the Company's Board of Trust Managers (the "Board") for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., Central Time, on May 11, 1999, on the 17th floor of the North Tower of the Plaza of the Americas, 700 North Pearl Street, Dallas, Texas (the "Annual Meeting"), and at any adjournment(s) thereof. The Annual Meeting is being held for the purpose of considering and acting upon:

         (1)      The election of two (2) trust managers for a three-year term;

         (2) The approval and ratification of the appointment by the Board of Deloitte & Touche LLP as the Company's independent public accountants for the 1999 fiscal year;

         (3) The approval of an amendment to the AMRESCO Capital Trust 1998 Share Option and Award Plan to increase the aggregate number of common shares of beneficial interest reserved for issuance thereunder by 500,000; and

         (4) The transaction of such other business as may properly come before the Annual Meeting.

         The Board does not know of any other matter that is to come before the Annual Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

         The date of this Proxy Statement is April 9, 1999. This Proxy Statement is first being mailed to the Company's shareholders on or about such date.

         The Company's principal offices are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. Its telephone number is (214) 953-7700.

VOTING AT THE MEETING

         Only holders of record of the Company's common shares of beneficial interest, par value $.01 per share (the "Common Shares"), outstanding at the close of business on March 26, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment(s) thereof. As of the close of business on the Record Date, 10,006,111 Common Shares were outstanding and entitled to vote at the Annual Meeting. Unless otherwise indicated, all references herein to percentages of outstanding Common Shares are based on such number of shares outstanding. Each Common Share is entitled to one
(1) vote.

         The presence, in person or by proxy, of holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

         Approval of the proposal to elect the two nominees for trust manager listed herein requires the affirmative vote of a majority of the Common Shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting. Votes may be cast in favor or withheld with respect to such proposal. The affirmative vote of a majority of the Common Shares entitled to vote represented in person or by proxy at the Annual Meeting will be required to approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the 1999 fiscal year, the proposal to amend the Company's 1998 Share Option and Award Plan (the "Plan"), and any other proposals that properly come before the Annual Meeting. In determining the number of Common Shares entitled to vote (other than for quorum purposes) on any matter, abstentions or Common Shares not voted on a matter will be treated as not entitled to vote. An automated system administered by the Company's transfer agent will tabulate the votes cast. All Common Shares represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the direction on the proxies and at the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

         A shareholder of the Company who executes and returns a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by (i) executing a later dated proxy relating to the same shares and by delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, (ii) giving written notice of the revocation to the Secretary of the Company prior to the vote at the Annual Meeting or (iii) appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates. All written notices of revocation and other communications relating to the revocation of proxies should be addressed as follows: AMRESCO Capital Trust, 700 North Pearl Street, Suite 2400, Dallas, Texas 75201, Attention: Secretary.

BOARD RECOMMENDATION

         THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR TRUST MANAGER, FOR APPROVAL AND RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND FOR AMENDMENT OF THE COMPANY'S 1998 SHARE OPTION AND AWARD PLAN.


                     PROPOSAL I--ELECTION OF TRUST MANAGERS


INFORMATION CONCERNING TRUST MANAGERS

         At the Annual Meeting, shareholders will be asked to elect two Class I trust managers to serve as members of the Board for terms of three years or until their successors are duly elected and qualified. The Board recommends that the two nominees named as Class I trust managers below (Messrs. Adair and Deterding) be elected to serve as Class I trust managers. Each of the Class I nominees will serve as a trust manager for a three-year term ending at the annual meeting of shareholders in 2002, or until his successor has been duly elected and qualified. If any nominee refuses or becomes unable to serve as a trust manager (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person as may be nominated.

         The following table sets forth certain information, as of March 15, 1999, concerning each nominee for election as a Class I trust manager and each of the Company's other trust managers. All positions and offices with the Company held by each trust manager and executive officer, as well as the principal positions held by each such person with AMRESCO, INC. and within AMREIT Managers, L.P., the Company's Manager, are indicated. There are no family relationships between any of the trust managers, nor between any of them and any executive officers of the Company. For information concerning the trust managers' ownership of Common Shares, see "Security Ownership of Certain Beneficial Owners and Management".

         The Class II and Class III trust managers are not being elected at this time. Their terms will expire at the annual meeting of shareholders held in the year indicated below.

                                                                                      TRUST       YEAR
                             POSITIONS WITH THE COMPANY AND PRINCIPAL                MANAGER      TERM         BOARD
         NAME (AGE)         OCCUPATION DURING THE PAST FIVE (5) YEARS                 SINCE      EXPIRES       COMM.
         ----------         -----------------------------------------                -------     -------     ---------
                                    CLASS I TRUST MANAGERS

Robert L. Adair III        Mr. Adair is Chairman of the Board and Chief Executive      1998       1999        (a)(b)
          (55)             Officer of the Company. Mr. Adair has served as Chief
                           Executive Officer of the Company since November 1998
                           and has served as Chairman of the Board of the
                           Company since its inception in 1998. Since 1994, Mr.
                           Adair has also served as a director, President and
                           Chief Operating Officer of AMRESCO, INC. Mr. Adair
                           has served AMRESCO, INC. and its predecessors in
                           various capacities since 1987. Mr. Adair is also a
                           director of Stratus Properties, Inc. Mr. Adair holds
                           a B.B.A degree from the University of Texas and an
                           M.B.A degree from the Wharton School at the
                           University of Pennsylvania.

John C. Deterding          Mr. Deterding is a member of the Board and has served in    1998       1999        (a)(b)(d)
          (66)             such capacity since May 1998. Mr. Deterding  served as
                           Senior Vice President and General Manager of the
                           Commercial Real Estate Division of General Electric
                           Capital Corporation ("GECC") from 1975 to June 1993.
                           In directing the real estate activities of GECC, Mr.
                           Deterding was responsible for both domestic and
                           international lending activities, portfolio
                           purchases, joint ventures, asset management and real
                           estate securitization. From November 1989 to June
                           1993, Mr. Deterding also served as Chairman of the
                           General Electric Real Estate Investment Company, a
                           privately held REIT. From 1986 to 1993, Mr. Deterding
                           also served as a Director of GECC Financial
                           Corporation. Since retiring from GECC in June 1993,
                           Mr. Deterding has worked as a private real estate
                           consultant. He has also served as a director of
                           Patriot American Hospitality Inc., a publicly-held
                           REIT (or its predecessors), since September 1995 and
                           is a former member and trustee of the Urban Land
                           Institute. He holds a B.S. degree from the University
                           of Illinois

                                                                                      TRUST       YEAR
                             POSITIONS WITH THE COMPANY AND PRINCIPAL                MANAGER      TERM         BOARD
         NAME (AGE)         OCCUPATION DURING THE PAST FIVE (5) YEARS                 SINCE      EXPIRES       COMM.
         ----------         -----------------------------------------                -------     -------     ---------

                                    CLASS II TRUST MANAGERS

Mark D. Gibson             Mr. Gibson is a member of the Board and has served in      1998         2000         (b)
         (40)              such capacity since the Company's inception in 1998.
                           Until November 1998, Mr. Gibson also served as
                           President and Chief Executive Officer of both the
                           Company and AMREIT Managers, G.P., Inc. ("AMREIT
                           Managers"), the general partner of AMREIT Managers,
                           L.P. Mr. Gibson also serves as Executive Managing
                           Director of Holliday Fenoglio Fowler, L.P. and is a
                           member of the Executive Committee of AMRESCO, INC.
                           Mr. Gibson joined Holliday Fenoglio Fowler in 1984
                           and has served at Holliday Fenoglio Fowler in various
                           capacities since that time. Prior to joining Holliday
                           Fenoglio Fowler, Mr. Gibson was employed by Bank of
                           the Southwest in various capacities from 1981 to
                           1984, including Vice President of Commercial Lending.
                           Mr. Gibson holds a B.B.A. degree in Finance from The
                           University of Texas.

Bruce W. Duncan            Mr. Duncan is a member of the Board and has served in      1998       2000     (a)(b)(c)
          (47)             such capacity since May 1998. Mr. Duncan has been the
                           Chairman, President and Chief Executive Officer of
                           Cadillac Fairview Corporation Limited ("Cadillac
                           Fairview") since 1995. Cadillac Fairview owns,
                           manages and develops commercial real estate in North
                           America and has a total enterprise value (including
                           equity and debt) of nearly $5.0 billion (CDN). It has
                           ownership interests in or manages 105 properties
                           containing over 50 million square feet. Prior to
                           joining Cadillac Fairview, Mr. Duncan worked for JMB
                           Realty Corporation from 1978 to 1992, where he served
                           as Executive Vice President and a member of the Board
                           of Directors. From 1992 to 1994, he was President and
                           Co-Chief Executive Officer of JMB Institutional
                           Realty Corporation, providing advice and management
                           for investments in excess of $9 billion (US) in real
                           estate by tax exempt investors, including public and
                           corporate pension funds, unions, endowments and
                           foundations. From 1994 to 1995, he was with Blakely
                           Capital, Inc., a privately owned company specializing
                           in real estate and telecommunications investments.
                           Mr. Duncan is a member of the Board of Trustees of
                           Starwood Hotels and Resorts Worldwide, Inc., one of
                           the largest lodging companies in the United States,
                           and is a member of the Board of Trustees of Kenyon
                           College. He is also a member of the Board of
                           Directors of the Canadian Institute of Public Real
                           Estate Companies. Mr. Duncan is a member of the Urban
                           Land Institute and a member and past trustee of the
                           International Council of Shopping Centers. Mr. Duncan
                           holds an M.B.A. degree from the University of Chicago
                           and an undergraduate degree from Kenyon College. He
                           is a Certified Public Accountant.

                                                                                      TRUST       YEAR
                             POSITIONS WITH THE COMPANY AND PRINCIPAL                MANAGER      TERM         BOARD
         NAME (AGE)         OCCUPATION DURING THE PAST FIVE (5) YEARS                 SINCE      EXPIRES       COMM.
         ----------         -----------------------------------------                -------     -------     ---------
                                   CLASS III TRUST MANAGERS

Robert H. Lutz, Jr.        Mr. Lutz is a member of the Board and has served in such   1998        2001           (a)
                 (49)      capacity since the Company's inception in 1998. Since
                           May 1994, Mr. Lutz has also served as Chairman of the
                           Board and Chief Executive Officer of AMRESCO, INC.
                           Mr. Lutz, who is also a director of Felcor Lodging
                           Trust, holds a B.A. degree from Furman University and
                           an M.B.A. degree from Georgia State University.

Christopher B. Leinberger  Mr. Leinberger is a member of the Board and has served in  1998        2001       (a)(c)(d)
                 (48)      such capacity since May 1998. Mr. Leinberger has been
                           Managing Director and co-owner of Robert Charles
                           Lesser & Co. since 1982, where he specializes in
                           metropolitan development trends and strategic
                           planning for cities and real estate companies. Robert
                           Charles Lesser & Co. is one of the largest
                           independent real estate advisory firms in the
                           country, working on over 400 projects a year
                           throughout North America. Mr. Leinberger is also a
                           partner in Arcadia Land Company, a "New Urbanist"
                           development firm. Mr. Leinberger has written many
                           articles on strategic planning for real estate which
                           have appeared in trade magazines such as Builder,
                           Urban Land and National Real Estate Investor. He is
                           also the author of Strategy for Real Estate
                           Companies: Marketing, Finance, Organization, jointly
                           published by the Urban Land Institute and the
                           National Association of Industrial and Office
                           Properties ("NAIOP"). Mr. Leinberger is Chair of the
                           Board of Trustees of the College of Santa Fe. Mr.
                           Leinberger also serves on the Board of Directors of
                           AvalonBay Communities, Inc., a NYSE listed real
                           estate investment trust. Mr. Leinberger is Vice
                           Chairman of the Metropolitan Economic Development
                           Council of the Urban Land Institute and on the
                           National Advisory Board of NAIOP. He is a graduate of
                           Swarthmore College and the Harvard Business School.

                                                                                      TRUST       YEAR
                             POSITIONS WITH THE COMPANY AND PRINCIPAL                MANAGER      TERM         BOARD
         NAME (AGE)         OCCUPATION DURING THE PAST FIVE (5) YEARS                 SINCE      EXPIRES       COMM.
         ----------         -----------------------------------------                -------     -------     ---------
James C. Leslie            Mr. Leslie is a member of the Board and has served in       1998       2001       (b)(c)(d)
           (43)            such capacity since May 1998. Mr. Leslie has served
                           as President and Chief Operating Officer of The
                           Staubach Company since 1996, and as a director of The
                           Staubach Company since 1988. Mr. Leslie was President
                           of Staubach Financial Services from January 1992
                           until February 1996. The Staubach Company operates
                           tenant representation businesses, including
                           consulting services for commercial, retail and
                           industrial users of real estate. Mr. Leslie is also
                           President and a board member of Wolverine Holding
                           Company, and serves on the boards of Stratus
                           Properties, Inc., Wyndham International Inc. and the
                           North Texas Chapter of the Arthritis Foundation. Mr.
                           Leslie holds a B.S. degree from The University of
                           Nebraska and an M.B.A. degree from The University of
                           Michigan Graduate School of Business, and is a member
                           of the American Institute of Certified Public
                           Accountants.

--------------------------------

(a)    Member of the Executive Committee
(b)    Member of the Investment Committee
(c)    Member of the Audit Committee
(d)    Member of the Compensation Committee

BOARD OF TRUST MANAGERS AND STANDING COMMITTEES

         The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act upon matters requiring Board approval. It holds special meetings when an important matter requires Board action between scheduled meetings. The Board held three meetings during the period from May 11, 1998 (the day immediately preceding the closing of the Company's initial public offering) through December 31, 1998. All trust managers attended 100% of the meetings of the Board and committees on which they served.

         As required by the Company's Declaration of Trust, the Board is divided into three classes. Each class consists (as nearly as possible) of one-third of the trust managers and contains one trust manager affiliated with AMREIT Managers, L.P. (the "Manager"), the Company's manager, and at least one Independent Trust Manager. As defined in the Company's Bylaws, an Independent Trust Manager is a natural person who is not an officer or employee of the Company or any of its affiliates, or an affiliate of any advisor or manager to the Company under any advisory or management agreement with the Company. In addition, except for acting as a trust manager or as a director of any entity controlled by the Company, an Independent Trust Manager cannot have performed more than a "de minimus" amount of service for the Company or had a material business relationship with the Manager or any other advisor or manager of the Company. The term of office of one class of trust managers expires each year at the annual meeting of shareholders. The initial term of office of the Class I, Class II and Class III trust managers will expire at the 1999, 2000 and 2001 annual meeting of shareholders, respectively. Beginning with the 1999 Annual Meeting of shareholders, the trust managers of the class elected at each annual meeting of shareholders will hold office for a term of three years.

         The Company's Bylaws require the Board to have not less than two or more than nine members, as determined from time to time by the existing Board. The Board currently has seven members consisting of three trust managers affiliated with the Manager and four Independent Trust Managers. The Bylaws further require that the majority of the members of the Board and of any committee of the Board be Independent Trust Managers, except in the case of a vacancy. Vacancies occurring on the Board among the Independent Trust Managers may be filled by the vote of a majority of the trust managers, including the Independent Trust Managers, or the holders of a majority of the outstanding Common Shares at an annual or special meeting of shareholders.

         The Board has an Executive Committee, an Audit Committee, a Compensation Committee and an Investment Committee. Members of these committees generally are elected annually at the regular meeting of the Board immediately following the annual meeting of shareholders.

         The Executive Committee consists of Messrs. Adair (Chairman), Deterding, Duncan, Leinberger and Lutz. Subject to certain limitations specified by the Company's Declaration of Trust or Bylaws and the Texas Real Estate Investment Trust Act, the Executive Committee is authorized to exercise the powers of the Board when the Board is not in session. The Executive Committee held one meeting during 1998.

         The Audit Committee consists of Messrs. Leinberger, Leslie (Chairman) and Duncan. The Audit Committee held one meeting during 1998. The functions of the Audit Committee include recommending to the Board which firm of independent public accountants should be engaged by the Company to perform the annual audit, consulting with the Company's independent public accountants with regard to the audit plan, reviewing the presentation of the Company's financial statements, reviewing and considering the observations of the independent public accountants concerning internal control and accounting matters during their annual audit, approving certain other types of professional services rendered by the independent public accountants and considering the possible effects of such services on the independence of the public accountants. The Audit Committee is required by the Company's Bylaws to have at least two members and each member must be an Independent Trust Manager. All of the current members of the Audit Committee are Independent Trust Managers.

         The Compensation Committee consists of Messrs. Deterding, Leinberger (Chairman) and Leslie. This committee held two meetings during 1998. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for executive officers of the Company and administering the Plan. The Compensation Committee must be comprised of two or more members, each of whom must be an Independent Trust Manager. All of the current members of the Compensation Committee are Independent Trust Managers.

         The Investment Committee consists of Messrs. Adair, Deterding (Chairman), Duncan, Gibson and Leslie. This committee held one meeting during 1998. The function of the Investment Committee is to review, approve and authorize all investments to be made by the Company which, in accordance with the Company's guidelines, require approval of the Board and to review, modify and approve modifications to the Company's investment guidelines. In addition, the Investment Committee is required to review and approve any acquisitions of investments from, or coinvestments with, AMRESCO, INC. or any of its affiliates (collectively, the "AMRESCO Group") that is not otherwise submitted to the full Board for consideration.

         The Company does not have a nominating or other standing committee. The functions customarily attributable to a nominating committee are performed by the Board as a whole.

COMPENSATION OF TRUST MANAGERS

         In lieu of the cash payment of fees to Independent Trust Managers, the Company has granted and intends to continue to grant to each Independent Trust Manager 1,500 restricted Common Shares annually (subject to adjustment in the event of stock splits, recapitalization, etc.). Trust managers who are affiliated with the Company or the Manager are not separately compensated by the Company other than through the Plan and, beginning in May 1999, through dividend equivalents relating to vested options. All trust managers are reimbursed for their costs and expenses in attending meetings of the Board (or any committee thereof). Immediately after the closing of the initial public offering, each Independent Trust Manager received options to purchase 20,000 Common Shares at $15.00 per share (the initial public offering price); Messrs. Adair, Lutz and

Gibson (the affiliated trust managers) were awarded options to purchase 45,000, 45,000 and 60,000 Common Shares, respectively, at $15.00 per share. All of the trust managers' options vest ratably over a four-year period commencing on the first anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, the Company's Compensation Committee of the Board consisted of Christopher B. Leinberger, John C. Deterding and James C. Leslie, none of whom was, prior to or during 1998, an officer or employee of the Company or of any of its subsidiaries or affiliates. No executive officer of the Company serves as an officer, director or member of any entity, an executive officer of which is a member of the Compensation Committee.

                           MANAGEMENT AND REMUNERATION

EXECUTIVE OFFICERS

         The executive officers of the Company serve at the discretion of the Board and are elected annually by the Board at a meeting held following each annual meeting of shareholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. The following table lists the names and ages of the executive officers of the Company and the position held by each individual.

                   Name               Age                           Position
       ----------------------------- ------- --------------------------------------------------------
       Robert L. Adair III (1)         55     Chairman of the Board of Trust Managers and Chief
                                                 Executive Officer
       Jonathan S. Pettee              40     President and Chief Operating Officer
       Thomas J. Andrus                41     Executive Vice President and Chief Financial Officer
       Rebecca A. Kuban                43     Executive Vice President and Chief Investment Officer
       Michael L. McCoy                43     Senior Vice President, General Counsel and Secretary
       John M. Jumonville              39     Vice President and Treasurer
       Thomas R. Lewis II              36     Vice President and Controller
       ----------------------------------------------------------------------------------------------

       (1) See section entitled "Information Concerning Trust Managers" above for certain biographical information regarding Mr. Adair.

         Jonathan S. Pettee is President and Chief Operating Officer of both the Company and AMREIT Managers. Mr. Pettee has served as President and Chief Operating Officer of both the Company and AMREIT Managers since November 1998; prior to November 1998, Mr. Pettee served as Executive Vice President and Chief Operating Officer of both the Company and AMREIT Managers. From 1996 to March 1998, Mr. Pettee was responsible for mortgage product development, capital raising and management of a non-investment grade portfolio of commercial mortgage-backed securities ("CMBS") for the AMRESCO Group. Mr. Pettee has over thirteen years of experience in corporate finance, fixed income and real estate. From 1995 to 1996, Mr. Pettee was Managing Director for BBC Investment Advisors ("BBC"), a joint venture between Back Bay Advisors and Copley Real Estate Advisors. At BBC, Mr. Pettee managed an investment grade CMBS portfolio. Mr. Pettee has held previous positions as Managing Director at Copley Real Estate Advisors (1992 to 1994), where he was responsible for managing the external financing activities for Copley's institutional funds, and as Senior Associate at Morgan Stanley Realty (1986 to 1992), where he executed sale, financing and investment banking transactions for the firm's clients. Mr. Pettee has a B.S. degree in Mechanical Engineering from Cornell University and an M.B.A. degree from the Harvard Business School.

         Thomas J. Andrus is Executive Vice President and Chief Financial Officer of both the Company and AMREIT Managers and has served in such capacities since their formation in 1998. Since May 1995, Mr. Andrus has also served as Senior Vice President and Treasurer of AMRESCO, INC. where his primary responsibilities include financing, capital raising, investor relations, risk management, cash management and insurance. Mr. Andrus has been employed by AMRESCO, INC. in various capacities since 1987, including Managing Director of Asset Marketing (with responsibility for directing the marketing activities for loan and real estate assets) and Director and Senior Vice President of Asset Management (with responsibility for directing the management and liquidation of distressed commercial and real estate loans). Prior to 1987, Mr. Andrus was employed by KPMG Peat Marwick as a Manager in the firm's Management Consulting Department, and by NationsBank of Texas in various capacities including Senior Vice President of Special Assets and Vice President of Commercial Lending. Mr. Andrus holds a B.S. degree in Finance from Trinity University and an M.B.A. degree from Texas A&M University.

         Rebecca A. Kuban is Executive Vice President and Chief Investment Officer of both the Company and AMREIT Managers and has served in such capacities since April, 1998. Until April 1998, Ms. Kuban served as the Senior Credit Officer of the commercial finance group of AMRESCO, INC., with responsibilities for various business lines, including the high-yield real estate lending group of AMRESCO Funding Corporation ("AFC"). As one of the core group of senior officers of AFC from its inception in 1995, her primary responsibilities were business development, production, underwriting, training, management and leadership of the staff responsible for high-yield real estate lending and structured finance. Ms. Kuban, who has 22 years of real estate lending related experience, has been with AMRESCO, INC. in various capacities since 1989, including being a manager in AMRESCO's "Commercial Real Estate Owned Properties Group" and being responsible for a large portfolio of distressed loans. She also has several years of experience handling debt restructures, loan workouts and related litigation and bankruptcies. Ms. Kuban was employed by First City National Bank - Austin N.A. from 1983 to 1989 as a Vice President and commercial real estate lender. Ms. Kuban holds a B.B.A. Degree in Finance from The University of Texas.

         Michael L. McCoy is Senior Vice President, General Counsel and Secretary of the Company and has served in such capacity since the Company's inception in 1998. Since February 1996, Mr. McCoy has also served as Assistant General Counsel of AMRESCO, INC. responsible for overseeing the legal support to the commercial mortgage banking, commercial finance and commercial loan servicing areas of AMRESCO, INC. and its subsidiaries. Mr. McCoy has been employed by AMRESCO, INC. since 1989. Prior to joining AMRESCO, INC., Mr. McCoy was a Director with the law firm of Baker, Mills & Glast, P.C., where he practiced in the areas of commercial real estate, banking and finance. Prior to that, he was an associate with the law firm of Carrington, Coleman, Sloman & Blumenthal. Mr. McCoy holds a J.D. degree and a B.B.A. degree from the University of Texas at Austin.

         John M. Jumonville is Vice President and Treasurer of both the Company and AMREIT Managers and has served in such capacities since their formation in 1998. Since August 1996, Mr. Jumonville has served as Assistant Treasurer of AMRESCO, INC., where his primary responsibilities have included corporate asset and liability management and cash management. He has also performed acquisition analysis and other special projects for AMRESCO, INC. Mr. Jumonville has been employed by AMRESCO, INC. in various capacities since 1989, including Director of Asset Marketing (with responsibility for marketing and valuation analysis of loans and asset portfolios) and Vice President of Asset Management (with responsibility for management and disposition of underperforming and distressed mortgage loan portfolios). Mr. Jumonville holds a B.S. degree in Accounting from Louisiana State University.

         Thomas R. Lewis II is Vice President and Controller of both the Company and AMREIT Managers and has served in such capacities since their formation in 1998. Mr. Lewis has been employed by AMRESCO, INC. since November 1995 and until April 1998 had responsibility for accounting, cash management and reporting for its 40 institutional advisory clients. Mr. Lewis has over thirteen years of experience in real estate accounting and reporting. From 1993 to 1995, Mr. Lewis served in a similar capacity as Vice President-Finance for Acacia Realty Advisors, Inc. ("Acacia"). From 1989 to 1993, Mr. Lewis served as Senior Controller for Prentiss Properties Limited, Inc., an affiliate of Acacia, where he was responsible for the identification and resolution of technical accounting and reporting issues as well as the annual business planning and reporting for several closed-end commingled real estate investment partnerships. Mr. Lewis worked in the Dallas office of Price Waterhouse from 1985 to 1989, where he was responsible for the audit of a large real estate development company and the related audits of its second-tier partnerships and joint ventures. Mr. Lewis holds a B.B.A. degree in Accounting from Texas A&M University and is a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

SIGNIFICANT EMPLOYEES OF THE MANAGER

         David M. Striph is Director of Production for the Company and has served in such capacity since August 1998. His primary responsibilities include nationwide business development and management of the staff responsible for the origination, underwriting and portfolio management of high-yield commercial real estate mortgages and equity investments. Mr. Striph was the Western Division Manager for AMRESCO, INC.'s Real Estate Structured Finance Group from December 1996 until August 1998. Mr. Striph has been employed by AMRESCO, INC. since 1994 serving in various positions within the Asset Management/Loan Workout division. Mr. Striph has over 15 years of real estate lending/banking experience including owning a commercial mortgage brokerage company for five years. Mr. Striph has a B.S. Degree in Accounting from Southern Illinois University. He is a Certified Public Accountant and a licensed real estate broker.

RELATIONSHIPS

         There are no family relationships among any of the trust managers or executive officers of the Company. Except as specified in the biographical information above, none of the Company's trust managers hold directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or pursuant to Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. There are no arrangements or understandings between any trust manager or executive officer and any other person pursuant to which that trust manager or executive officer was selected.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and trust managers, and persons who beneficially own more than ten percent (10%) of the Common Shares, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, trust managers and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such reports furnished to the Company and representations from the officers and trust managers, the Company believes that all Section 16(a) filing requirements with respect to fiscal 1998 applicable to its officers, trust managers and greater than ten percent (10%) beneficial owners were satisfied by such persons.

EXECUTIVE COMPENSATION

         The Company does not pay a salary or bonus to its executive officers, nor does it provide any other compensation or incentive programs to its executive officers other than grants from time to time of share options under the Plan. On February 25, 1999, the Board approved the payment of dividend equivalents on all share options excluding those held by the Manager, but only to the extent such options are vested at the time of any dividend payment. Such dividend equivalents will be equal to the dividends paid on the Common Shares from time to time and therefore will not be preferential. The Manager, at its expense, provides all personnel necessary to conduct the regular business of the Company. The Manager receives various fees and cost reimbursements for advisory and other services provided to the Company under the terms of the Management Agreement between the Company and the Manager. Excluding compensation associated with share option awards and dividend equivalents related thereto, the Manager pays all salaries, bonuses and other compensation to the Company's executive officers. For a description of the Management Agreement, see caption entitled "The Manager" within the Proxy section entitled "Certain Relationships and Related Transactions".

         The following table sets forth the share options awarded to certain executive officers of the Company during the period from May 12, 1998 (inception of operations) through December 31, 1998. The named executive officers were determined based upon the number of share options granted as this was the only form of compensation provided by the Company to its executive officers during 1998. No stock or share appreciation rights ("SARs") were granted during 1998.

SHARE OPTION GRANTS IN FISCAL 1998

                                                                          Individual Grants                    Potential Realizable
                                                              -------------------------------------------        Value at Assumed
                                                            Number of     Percent of                             Annual Rates of
                                                            Securities      Total        Exercise                 Stock  Price
                                                            Underlying   Options/SARs       or                   Appreciation for
                            Name                           Options/SARs   Granted to    Base Price               Option Term (4)
                            and                              Granted     Employees in    ($/Share) Expiration --------------------
                      Principal Position                     (#)(1)     Fiscal Year (2)     (3)       Date     5% ($)  10% ($)
---------------------------------------------------------- ------------ --------------- ---------- ---------- --------------------
Mark D. Gibson, Trust Manager (5)                             60,000        4.0%          $15.00    05/12/08  $566,005  $1,434,368
Robert L. Adair III, Chairman of the Board of Trust           45,000        3.0%           15.00    05/12/08   424,504   1,075,776
    Managers and Chief Executive Officer
Rebecca Kuban, Executive Vice President and Chief             45,000        3.0%           15.00    05/12/08   424,504   1,075,776
    Investment Officer
Jonathan S. Pettee, President and Chief Operating Officer     30,000        2.0%           15.00    05/12/08   283,003     717,184
Thomas J. Andrus, Executive Vice President and Chief          18,000        1.2%           15.00    05/12/08   169,802     430,310
    Financial Officer
Michael L. McCoy, Senior Vice President, General Counsel      15,000        1.0%           15.00    05/12/08   141,501     358,592
    and Secretary


(1) The options become exercisable in four equal installments on May 12, 1999, May 12, 2000, May 12, 2001 and May 12, 2002.

(2) Percentages are based upon the total options granted to officers, trust managers, the Manager and employees of certain other members of the AMRESCO Group.

(3)      Equal to the initial public offering price of $15.00 per share.

(4) The potential realizable value portion of the table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming that the market price of the Common Shares appreciates in value from the date of grant at the specified rates compounded annually. These rates are set by the Securities and Exchange Commission and therefore are not intended to forecast future appreciation, if any, in the price of the Common Shares.

(5) Mr. Gibson served as President and Chief Executive Officer of the Company from its inception to November 3, 1998.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                Number of Securities            Value of Unexercised
                                                               Underlying Unexercised           In-the-Money Options
                                 Shares                     Options at December 31, 1998        at December 31, 1998
                               Acquired on      Value       ------------------------------ --------------------------------
            Name              Exercise (#)   Realized ($)    Exercisable   Unexercisable    Exercisable     Unexercisable
----------------------------- -------------- -------------- -------------- --------------- --------------- ----------------
Mark D. Gibson                     --              --             --            60,000          --               --
Robert L. Adair III                --              --             --            45,000          --               --
Rebecca Kuban                      --              --             --            45,000          --               --
Jonathan S. Pettee                 --              --             --            30,000          --               --
Thomas J. Andrus                   --              --             --            18,000          --               --
Michael L. McCoy                   --              --             --            15,000          --               --

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Certain decisions regarding compensation by the Company of executive officers of the Company are made by the Compensation Committee of the Board. During 1998, the Compensation Committee was comprised of John C. Deterding, Christopher B. Leinberger and James C. Leslie.

         As the salaries and bonuses of the Company's executive officers are paid by the Manager rather than the Company, the Compensation Committee's responsibilities have been limited to those involving stock-based compensation matters. The Plan is designed to provide a means of competitive, long-term performance-based compensation which closely aligns the interests of its executive officers with those of the Company's shareholders. Share option awards are intended to attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading the Company. The number of share options granted to each executive officer is based upon the level of responsibility, contribution and performance of the particular officer. Options granted under the Plan generally have an exercise price equal to the market price of the Common Shares on the date that the option is granted. Option grants typically vest ratably over a four-year period. When appropriate, the Compensation Committee seeks advice and considers recommendations from executive compensation consultants.

         During 1998, the Company granted to its executive officers non-qualified options to purchase an aggregate of 227,000 Common Shares at the initial public offering price of $15.00 per share. The number of options awarded to each named executive officer is provided above under the caption "Share Option Grants in Fiscal 1998". These options were awarded immediately after the closing of the initial public offering. The options vest ratably over a four-year period commencing on the first anniversary of the date of grant. No additional share options were granted to the Company's executive officers during 1998. As the options were awarded to the executive officers immediately after the closing of the initial public offering, there was no specific relationship between corporate performance and executive compensation during 1998. On February 25, 1999, the Company's Board approved the payment of dividend equivalents on all vested share options excluding those options held by the Manager. Such dividend equivalents will be equal to the dividends paid on the Common Shares from time to time and therefore will not be preferential.

           Compensation Committee

           John C. Deterding
           Christopher B. Leinberger
           James C. Leslie


                          SHAREHOLDER RETURN COMPARISON

         The Common Shares commenced trading on The Nasdaq Stock Market(R) on May 7, 1998. Set forth below is a line graph comparing, for the period from May 7, 1998 through December 31, 1998, total shareholder return on the Common Shares with that of (1) the Nasdaq Composite Index and (2) an index comprised of 26 "mortgage" REITs (including the Company) provided by the National Association of Real Estate Investment Trusts ("NAREIT"). Upon request, the Company will provide to any shareholder the names of the companies comprising the NAREIT Mortgage REIT Index.

         The graph assumes that the Common Shares were acquired at the initial public offering price of $15.00 per share and that the value of the investment in each of the Common Shares and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends. The share price performance reflected in the graph below is not necessarily indicative of future performance.

                                                            May 7,      December 31,
                                                            1998            1998
                                                          --------    -----------------
                         AMRESCO Capital Trust            $ 100.00        $ 68.31
                         Nasdaq Composite Index           $ 100.00        $120.35
                         NAREIT Mortgage REIT Index       $ 100.00        $ 69.99


                              AMRESCO CAPITAL TRUST
                            Total Return Performance


                                     [GRAPH]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 15, 1999, there were 10,006,111 Common Shares outstanding. The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of March 15, 1999 by: (1) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Shares; (2) the trust managers; (3) the named executive officers; and (4) all trust managers and executive officers as a group. Unless otherwise indicated, such Common Shares are owned directly and the indicated person has sole voting and investment power with respect thereto.

                                                                                            Percentage of
                                                             Amount and Nature of           Common Shares
                    Name of Beneficial Owner (1)             Beneficial Ownership         Beneficially Owned
           ----------------------------------------------- -------------------------- ---------------------------
           AMRESCO, INC. .................................        1,750,114  (2)                17.06%
           FMR Corp. .....................................        1,263,594  (3)                12.63%
           Wellington Management Company, LLP ............          582,500  (4)                 5.82%
           John C. Deterding  ............................            6,500  (5)                    *
           Bruce W. Duncan  ..............................           20,200  (5)                    *
           Christopher B. Leinberger  ....................           11,750  (5)                    *
           James C. Leslie  ..............................           11,500  (5)                    *
           Robert H. Lutz, Jr. ...........................           21,250  (6)                    *
           Mark D. Gibson  ...............................           39,350  (7)                    *
           Robert L. Adair III ...........................           91,250  (8)                    *
           Rebecca A. Kuban  .............................           15,250  (8)                    *
           Jonathan S. Pettee  ...........................           14,500  (9)                    *
           Thomas J. Andrus  .............................            6,500  (10)                   *
           Michael L. McCoy  .............................            6,750  (11)                   *
           All trust managers and executive officers as
               a group (13 persons) ......................          250,800  (12)                2.48%

           *   Less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of outstanding options. Each beneficial owner's percentage ownership was determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days have been exercised.

(2) Includes options which are exercisable by the Manager within 60 days to purchase 250,003 Common Shares. AMREIT Holdings, Inc. ("Holdings"), a wholly-owned subsidiary of AMRESCO, INC., owns 1,500,011 shares. AMRESCO, INC. owns 100 shares. The partnership interests of the Manager are owned by Holdings and a wholly-owned subsidiary of Holdings. The address of AMRESCO, INC. and the Manager is 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. Holdings' address is 330 E. Warm Springs Road, Las Vegas, Nevada 89119.

(3) FMR Corp. is the parent holding company of an investment management company registered under Section 203 of the Investment Advisers Act of 1940 that provides investment advisory and management services to its clients. According to a Schedule 13G filed by FMR Corp. with the SEC on February 10, 1999, FMR Corp. disclaims investment power or voting power over any of the securities referenced above; however, it may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Exchange Act. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4) The information set forth above is based solely on Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 8, 1999 reporting its holdings as of December 31, 1998. Wellington Management Company, LLP reported that, through its subsidiaries, it had sole voting power with respect to zero shares and sole dispositive power with respect to zero shares. Wellington Management Company, LLP is the parent holding company of an investment management company that holds investment power and, in some cases, voting power over the securities reported in its
     Schedule 13G. The investment management company, which is registered under
     Section 203 of the Investment Advisers Act of 1940, and a subsidiary, which is a "bank" as defined in Section 3(a)(6) of the Exchange Act, provide investment advisory and management services for their respective clients. Wellington Management Company, LLP disclaims investment power or voting power over any of the securities referenced above; however, it may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Exchange Act. Wellington Management Company, LLP's address is 75 State Street, Boston, Massachusetts 02109.

(5) Includes options which are exercisable within 60 days to purchase 5,000 Common Shares.

(6) Includes options which are exercisable within 60 days to purchase 11,250 Common Shares. Excludes 5,000 Common Shares which are owned by Mr. Lutz's spouse as to which Mr. Lutz disclaims beneficial ownership.

(7) Includes options which are exercisable within 60 days to purchase 15,000 Common Shares.

(8) Includes options which are exercisable within 60 days to purchase 11,250 Common Shares.

(9) Includes options which are exercisable within 60 days to purchase 7,500 Common Shares.

(10) Includes options which are exercisable within 60 days to purchase 4,500 Common Shares.

(11) Includes options which are exercisable within 60 days to purchase 3,750 Common Shares.

(12) Includes options which are exercisable within 60 days to purchase 88,000 Common Shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE MANAGER

         Pursuant to the terms of a Management Agreement dated as of May 12, 1998 (the "Management Agreement") and subject to the direction and oversight of the Board, the Company's day-to-day operations are managed by AMREIT Managers, L.P. (the "Manager"), an affiliate of AMRESCO, INC. Under the terms of the Management Agreement, the Manager performs such services and activities relating to the assets and operations of the Company as may be required or appropriate in accordance with the Company's policies and guidelines that are approved from time to time and monitored by the Board. Such responsibilities include but are not necessarily limited to:

o   underwriting, originating and acquiring investments;
o   servicing and managing the invested portfolio;
o asset/liability and risk management, hedging of floating rate liabilities, and financing, management and disposition of the invested portfolio, including credit and prepayment risk management;
o capital management, structuring and analysis, capital raising and investor relations activities; and
o the provision of certain administrative and managerial services such as accounting, market research and information technology services.

         For its services, the Manager is entitled to receive a base management fee equal to 1% per annum of the Company's average invested non-investment grade assets and 0.5% per annum of the Company's average invested investment grade assets. In addition to the base management fee, the Manager is entitled to receive incentive compensation in an amount equal to 25% of the dollar amount by which Funds From Operations (as defined by NAREIT), as adjusted, exceeds a certain threshold. The base management fee and the incentive fee, if any, are payable quarterly in arrears. During the period from May 12, 1998 (inception of operations) through December 31, 1998, base management fees charged to the Company totaled $835,000. No incentive fees were charged to the Company during this period. In addition to the base management fee and incentive fee, the Manager is entitled to receive reimbursement for its costs of providing certain due diligence and professional services to the Company. During the period from May 12, 1998 through December 31, 1998, reimbursable expenses charged to the Company totaled $140,000.

         The Company relies primarily on the facilities, personnel and resources of the Manager and other affiliates of AMRESCO, INC. to conduct its operations; accordingly, it does not maintain separate office space. The executive offices of the Company, the Manager and AMRESCO, INC. are located at 700 North Pearl Street, Suite 2400, Dallas, Texas 75201. The Manager uses the proceeds from its base management fee and incentive fees in part to pay salaries and bonuses to the officers of its general partner and other employees of the Manager who, notwithstanding that certain of them are also officers of the Company, receive no compensation directly from the Company other than grants from time to time of stock options and the dividend equivalent rights related thereto.

         The Manager has options to purchase 1,000,011 Common Shares; 70% of the options are exercisable at an option price of $15.00 per share (the "IPO Price") and the remaining 30% of the options are exercisable at an option price of $18.75 per share. The options vest ratably over a four-year period commencing on the first anniversary of the date of grant.

         The initial term of the Management Agreement expires on May 12, 2000. During its initial two-year term, the Management Agreement is not terminable by the Manager or the Company, except as a result of a breach by the Manager of its obligations thereunder or other events constituting "cause" as defined therein. The Management Agreement may be renewed at the end of the initial term (and each successive term thereafter) for a period of one year, upon review and approval by a majority of the Independent Trust Managers. If the Independent Trust Managers do not vote to terminate or renew the Management Agreement at least 90 days prior to the end of the then current period, the Management Agreement will automatically renew for a one-year period. The Manager has the right, at any time after the initial term, to terminate the Management Agreement upon 180 days prior written notice to the Company. The Company has the right, at any time after the initial term, to terminate the Management Agreement upon 90 days prior written notice to the Manager. Any such termination by the Company without cause will obligate the Company to pay the Manager a termination fee equal to the sum of the base management fee plus any incentive compensation earned by the Manager during the four calendar quarters immediately preceding the termination.

RIGHT OF FIRST REFUSAL / CORRESPONDENT AGREEMENT

         Subject to certain limited exceptions, AMRESCO, INC. has granted to the Company a right of first refusal with respect to the first $100 million of targeted mortgage loan investments which are identified by or to any member of the AMRESCO Group during any calendar quarter and all mortgage-backed securities (other than mortgage-backed securities issued in securitizations sponsored in whole or in part by any member of the AMRESCO Group). Additionally, the Company has entered into a Correspondent Agreement with Holliday Fenoglio Fowler, L.P. ("HFF"), a member of the AMRESCO Group, pursuant to which HFF presents to the Company (on a non-exclusive basis) investment opportunities identified by HFF which meet the investment criteria and objectives of the Company.


TRANSACTIONS WITH MEMBERS OF THE AMRESCO GROUP

         AMREIT Holdings, Inc., a wholly-owned subsidiary of AMRESCO, INC., currently owns 1,500,011 Common Shares, or approximately 15% of the outstanding Common Shares. AMREIT Holdings, Inc. acquired 1,000,011 shares at the IPO Price pursuant to a private placement; the remaining 500,000 shares were acquired through the initial public offering. AMRESCO, INC. owns 100 Common Shares; these shares were acquired on February 2, 1998 in connection with the initial capitalization of the Company.

         At the commencement of its operations on May 12, 1998, the Company acquired two loans from AMRESCO Funding Corporation ("AFC"), a wholly-owned subsidiary of AMRESCO, INC., for $5.4 million. The purchase price equated to (i) the outstanding principal thereof as of the date of purchase, plus (ii) accrued and unpaid interest to the date of purchase, less (iii) the unamortized portion of the loan commitment fees related thereto. These loans had been originated by AFC on February 20, 1998 and March 30, 1998.

         On September 30, 1998, the Company acquired eight loans from AMRESCO Commercial Finance, Inc. ("ACFI"), a wholly-owned subsidiary of AMRESCO, INC. for an aggregate cash purchase price of $34.3 million. The eight loans were acquired at a price which equated to the outstanding principal balance thereof as of the date of purchase, plus accrued and unpaid interest to the date of purchase. Immediately following the purchase, the

Company sold to ACFI a contractual right to collect from the Company an amount equal to the economic equivalent of all amounts collected from five of the loans in excess of (i) $17.9 million and (ii) a return on this amount, or so much of it as is outstanding from time to time, equal to 12% per annum. The aggregate cash sales price of $5.0 million for such contractual rights had the effect of reducing the Company's credit exposure with respect to the five loans. As additional consideration, ACFI agreed to immediately reimburse the Company for any additional advances which are required to be made under the five loan agreements. At December 31, 1998, ACFI's contingent obligation for these additional advances approximated $1.7 million. The proceeds received from ACFI are accounted for as a financing by the Company. As of March 1, 1999 and December 31, 1998, amounts due to ACFI totaled $4.1 million and $5.8 million, respectively. The transactions were underwritten in strict conformance with the then-existing policies approved by the Independent Trust Managers regarding transactions with the AMRESCO Group and were the result of negotiations between the Company's Chief Investment Officer and representatives of ACFI. The transactions were reviewed and approved by the Independent Trust Managers at the next succeeding meeting of the Board.

         In deciding whether to recommend an acquisition of any assets, including acquisitions of mortgage loans from any member of the AMRESCO Group, the Manager will evaluate such information as it deems appropriate to determine whether the acquisition is consistent with the Company's investment guidelines, such as whether the price is fair and the investment is otherwise suitable and in the best interests of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, established for the relevant time period, whether the asset is otherwise well-suited for the Company and whether the Company is financially able to take advantage of the investment opportunity presented thereby.

         On January 14, 1999, and in accordance with the terms of its contract with the Company, ACFI purchased one of the loans which it had previously sold to the Company that was more than thirty days past due. The proceeds, totaling $4.6 million, were applied as a reduction of the amount upon which the Company earns a 12% return, as described above. The sales price equated to the Company's net investment in such loan at the sale date pursuant to the terms of the originally negotiated agreement.

         One of the significant competitive advantages enjoyed by the Company is its relationship with HFF through the Correspondent Agreement described above. HFF was one of the largest commercial mortgage bankers in the United States in 1998 (based on origination volume). Mark D. Gibson, who is a member of the Board and who, until November 3, 1998, was President and Chief Executive Officer of the Company, is also an Executive Managing Director of HFF. Mr. Gibson also serves on the Executive Committee of AMRESCO, INC. During 1998, HFF represented various entities, primarily borrowers, in the closing of seven transactions with the Company. In each case, the borrower in the specific transaction paid a fee to HFF for its services in accordance with the terms of a separate agreement with HFF. The Company had no obligation, agreement or understanding with HFF to pay it any fee or other compensation in connection with any transaction involving the Company (although, in certain cases, some or all of the fee may have been paid out of the loan proceeds advanced to the borrower by the Company). The aggregate amount of fees paid to HFF in connection with transactions closed by the Company in 1998 was $560,714. Out of this aggregate fee total, Mr. Gibson received $5,000 in connection with the closing of one transaction.


           PROPOSAL II--RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board selected Deloitte & Touche LLP as the Company's independent public accountants for the year ended December 31, 1998. Upon the recommendation of the Audit Committee, the Board has approved Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999. Deloitte & Touche LLP has served as the Company's independent public accountants since its inception.

 PROPOSAL III -- APPROVAL OF THE AMENDMENT TO THE 1998 SHARE OPTION AND AWARD
                                      PLAN

GENERAL

         The Company adopted the Plan in connection with its initial public offering to retain and attract and provide incentives to trust managers, officers of the Company and key employees working within the Manager. The Plan, as of March 15, 1999, authorizes the issuance of up to 1,500,017 Common Shares (an amount equal to 15% of the issued and outstanding Common Shares as of the date of calculation). On March 15, 1999, a total of 1,476,011 options were outstanding under the Plan. Of the outstanding options, 1,000,011 options were granted to the Manager on May 12, 1998, in conjunction with the initial public offering. After taking into account restricted Common Shares issued as compensation to the Company's Independent Trust Managers, as well as forfeitures, there remain only 18,006 Common Shares available for issuance under the Plan, of which 6,000 shares will be subject to grants of additional restricted Common Shares to be made to the Company's Independent Trust Managers following the Annual Meeting. Currently, only 227,000 options (or an amount equal to approximately 2.3% of the total Common Shares currently outstanding) have been granted to executive officers of the Company, including Mark D. Gibson, the Company's former President and Chief Executive Officer. The Board believes that providing an increased availability of Common Shares for issuance under the Plan is important in order for the Company to be able to grant long-term incentives to retain key executives of the Company and employees of the Manager. The Board has been advised by an independent compensation consultant that, after deducting the options held by the Manager, the amount of shares reserved under the Plan that may be used as incentives to attract, retain and motivate key executives and other key personnel is extremely low by industry and other public company standards.

         At a meeting on February 25, 1999, the Board voted to amend the Plan (subject to the approval of the shareholders) to increase the maximum number of Common Shares available for issuance under the Plan. The Board recommends to the shareholders that they approve and adopt an amendment to the Plan that would increase the maximum number of Common Shares reserved under the Plan by 500,000.

         The proposed amendment provides in its entirety as follows:

         Article 2 of the Plan is hereby amended by deleting Section 2.1 thereof in its entirety and replacing it with the following:

                  2.1 NUMBER OF SHARES. Subject to the adjustment provisions of
         SECTION 6.9 hereof, the aggregate number of Shares which may be issued under Awards under the Plan, whether pursuant to Options or Restricted Share Awards, shall not exceed, at any time, an amount equal to the aggregate amount of 15% of the outstanding Shares at such time, plus 500,000 Shares. The aggregate number of "incentive stock options" which may be granted under the Plan is 1,000,000. No Awards to purchase fractional Shares shall be granted or issued under the Plan.


OVERVIEW OF 1998 SHARE OPTION AND AWARD PLAN

         The Plan is administered by the Compensation Committee of the Board (the "Plan Committee"). The Plan Committee generally has the authority, within limitations set forth in the Plan, to establish rules and regulations concerning the Plan, to determine the persons to whom share options ("Options") may be granted, the number of Common Shares to be covered by each Option and the terms and provisions of the Options to be granted.

         Pursuant to the Plan, executive officers and trust managers of the Company and other key personnel of the Company and the Manager may be offered the opportunity to acquire Common Shares through the grant of

Options, including non-qualified Options and incentive stock Options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan limits the number of Common Shares issuable pursuant to ISOs granted under the Plan to 1,000,000 shares. ISOs may only be granted to employees of the Company. The Plan, without taking into account the amendment as proposed above, limits the maximum number of Common Shares issuable under the Plan to 15% of the outstanding Common Shares.

         The number of Common Shares which may be issued under the Plan will be subject to customary anti-dilution provisions. The maximum term of any Option granted pursuant to the Plan is ten years. Common Shares subject to Options granted under the Plan which expire, terminate or are forfeited or canceled without having been exercised in full become available again for Option grants.

         The Plan provides that the price of an Option will be fixed by the Plan Committee on the date of grant; however, the exercise price of an ISO must be not less than the fair market value of a Common Share on the date of the grant. The exercise price of an ISO granted to any participant who owns Common Shares possessing more than 10% of the total combined voting power and value of all classes of shares of the Company or any of its subsidiaries shall not be less than 110% of the fair market value of the Common Shares on the date of grant. Any ISO granted to such participants also must terminate no later than five years from the date of grant. Additionally, Options granted under the Plan will not be ISOs to the extent that the aggregate fair market value of the Common Shares with respect to which ISOs under the Plan (or under any other plan maintained by the Company or a subsidiary thereof) first become exercisable in any year exceeds $100,000. No Options can be granted under the Plan after April 19, 2008.

         The Options become exercisable at such time as the Plan Committee determines. Options are nontransferable and non-assignable; provided, however, that transfers of non-qualified Options to immediate members of the holder and to trusts for the benefit of immediate family members are permitted. The estate of a deceased holder can exercise Options. Options generally are exercisable by the holder thereof subject to terms fixed by the Plan Committee. Options are exercisable immediately upon the termination of the holder's employment for any reason other than (i) disability (as defined in the Plan), (ii) death or (iii) cause (as defined in the Plan), to the extent otherwise exercisable on the date of such termination, for a period of three months after the date of such termination. In the event of termination resulting from death or disability, such Options shall be exercisable for a period of six months after such termination. In the event of termination for cause, all Options shall automatically terminate as of the termination date.

         The Plan may be terminated and may be modified or amended by the Plan Committee or the Board at any time; however, (i) any modification or amendment either increasing the aggregate number of shares which may be issued under Options, (ii) changing the minimum Option price, (iii) increasing the maximum terms of Options, or (iv) removing the administration of the Plan from the designated Plan Committee, will in each case be subject to shareholder approval. No such termination, modification or amendment of the Plan will alter or affect the terms of any then-outstanding Options without the consent of the holders thereof.

BENEFITS TO CERTAIN PERSONS UNDER THE 1998 SHARE OPTION AND AWARD PLAN

         As described above, the selection of persons who will receive awards under the Plan and the size of the awards are generally to be determined by the Plan Committee in its discretion. Thus, it is not possible either to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of individuals, or to determine the benefits or amounts that would have been received or allocated to such persons under the Plan, as amended, except that each Independent Trust Manager will automatically receive 1,500 restricted Common Shares following each annual meeting of shareholders, including the Annual Meeting.

         The following table sets forth certain information concerning outstanding Options under the Plan as of December 31, 1998:

                                                                                  Number of Stock
                   Name                                                           Options Granted
                   ----                                                           ---------------
                   Mark D. Gibson                                                     60,000
                   Robert L. Adair III                                                45,000
                   Rebecca Kuban                                                      45,000
                   Robert H. Lutz, Jr.                                                45,000
                   Jonathan S. Pettee                                                 30,000
                   Thomas J. Andrus                                                   18,000
                   Michael L. McCoy                                                   15,000
                   John M. Jumonville                                                  8,000
                   Thomas R. Lewis                                                     6,000
                   All Independent Trust Managers                                     80,000
                        as a group (4 persons)
                   Others (1)                                                        124,000
                                                                                     -------
                                                                                     476,000
                                                                                     =======

(1) Employees of the AMRESCO Group excluding the executive officers and trust managers listed above.

CERTAIN FEDERAL INCOME TAX MATTERS

         Under current law, the Federal income tax consequences to an employee and to the Company with regard to the grant and exercise of an ISO generally will be as follows:

         An employee will not recognize any income upon the grant or exercise of any ISO. If the employee disposes of the Common Shares acquired pursuant to the exercise of an ISO at least two years after the date the Option is granted and at least one year after the Common Shares are transferred to him or her, the employee will recognize long-term capital gain upon the sale of Common Shares in an amount equal to the excess, if any, of his or her selling price for the Common Shares over the Option exercise price. In such case the Company will not be entitled to any tax deduction resulting from the issuance or sale of the Common Shares. If the employee disposes of the Common Shares acquired pursuant to the exercise of an ISO prior to the expiration of either two years from the date the Option is granted or one year from the date the Common Shares are transferred to him or her, any gain realized will be taxable at such time as follows: (a) as ordinary income to the extent of the difference between the Option exercise price and the lesser of the fair market value of the Common Shares on the date the Option was exercised or the amount realized from such disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the Common Shares. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to an individual as ordinary income.

         In general, the difference between the fair market value of the Common Shares at the time the ISO is exercised and the Option exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and under certain circumstances may be subject, in the year which the Option is exercised, to the alternative minimum tax.

         If an employee uses the Common Shares which he or she owns to pay, in whole or in part, the exercise price for Common Shares acquired pursuant to an ISO, (a) the holding period for the newly issued Common Shares equal in number to the old Common Shares which were surrendered upon the exercise shall include the period during which the old Common Shares were held, (b) the individual's basis in such newly issued Common Shares will be the same as his or her basis in the old the Common Shares surrendered and (c) no gain or loss will be recognized by the individual on the old Common Shares surrendered. However, if an employee uses Common Shares previously acquired pursuant to the exercise of an ISO to pay all or part of the exercise price under an ISO, such tender will constitute a disposition of such previously acquired Common Shares for purposes of the one-year (or two-year) holding period requirement applicable to such ISO and may be taxable as a disposition as described above.

         The Federal income tax consequences to an individual who receives non-qualified Options and to the Company generally will be as follows:

         An individual will not recognize any income at the time the Option is granted. Generally, an individual will recognize ordinary income, at the time the Option is exercised, in a total amount equal to the excess of the then fair market value of the Common Shares acquired over the exercise price.

         All income realized upon the exercise of a non-qualified Option will be taxed as ordinary compensation income, subject to withholding. A tax deduction (as compensation) for the amount taxable to an individual (including a trust manager, officer and principal shareholder) is allowed upon the exercise of a non-qualified Option in the same year as those amounts are taxable to the individual. Generally, the deduction is allowable to the Company if the non-qualified Option is awarded for services performed for the Company.

         Common Shares issued pursuant to the exercise of a non-qualified Option generally will constitute a capital asset in the hands of an individual (including a trust manager, officer or principal shareholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of such individual will commence upon the date the Common Shares are transferred to him or her. The individual's basis in the Common Shares will be equal to the amount paid for such Common Shares. If, however, an individual uses Common Shares which he or she owns to pay, in whole or in part, the exercise price for Common Shares acquired pursuant to the exercise of a non-qualified Option, (a) the holding period for the newly issued Common Shares equal in number to the old Common Shares which were surrendered upon the exercise shall include the period during which the old Common Shares was held,
(b) the individual's basis in such newly issued Common Shares will be the same as his or her basis in the surrendered Common Shares, (c) no gain or loss will be realized by the individual on the old Common Shares surrendered and (d) the individual will realize ordinary compensation income in an amount equal to the fair market value of the additional number of Common Shares received over and above the number of old Common Shares surrendered.

         The foregoing summary with respect to Federal income taxation does not purport to be complete and reference is made to the applicable provision of the Code.

                             INDEPENDENT ACCOUNTANTS

         Deloitte & Touche LLP served as the Company's independent accountants for the fiscal year ended December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to answer any appropriate questions and will be given an opportunity to make a statement if he or she so desires.

                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Secretary at the Company's principal executive office no later than December 10, 1999, in order to be included in the proxy statement and form of proxy for such meeting.

                            EXPENSES OF SOLICITATION

         The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the trust managers and officers of the Company and employees of the Manager by other means, including telephone, telecopy or in person. No special compensation will be paid to trust managers, officers, or employees of the AMRESCO Group for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their respective principals and in obtaining authorization for the execution of proxies.

                                  OTHER MATTERS

         The management of the Company is not aware of any other matters to be presented for action at the Annual Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

         A COPY OF THE COMPANY'S FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT EXCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO AMRESCO CAPITAL TRUST, ATTN: TOM ANDRUS, EXECUTIVE VICE PRESIDENT, 700 NORTH PEARL STREET, SUITE 2400, DALLAS, TEXAS 75201 (TELEPHONE: (214) 953-7700).

                                   By Order of the Board of Trust Managers,


                                   /s/ MICHAEL L. MCCOY
                                   ---------------------
                                   MICHAEL L. MCCOY
                                   Secretary

April 9, 1999
Dallas, Texas


         SHAREHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF COMMON SHARES OF THE COMPANY OWNED, TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS GREATLY APPRECIATED.

                             AMRESCO CAPITAL TRUST
                       700 NORTH PEARL STREET, SUITE 2400
                              DALLAS, TEXAS 75201

                                   P R O X Y

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS

     The undersigned hereby appoints each of Robert L. Adair III, Jonathan S. Pettee and Michael L. McCoy as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AMRESCO Capital Trust held of record by the undersigned on March 26, 1999 at the annual meeting of stockholders to be held on May 11, 1999 or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     THE BOARD OF TRUST MANAGERS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

(Continued and to be dated and signed on the reverse side.)


                                                      AMRESCO CAPITAL TRUST
                                                      P.O. BOX 11221
                                                      NEW YORK, N.Y. 10203-0221

1. Election of Directors      FOR all nominees  [X]      WITHHOLD AUTHORITY to vote       [X]       *EXCEPTIONS    [X]
                              listed below               for all nominees listed below

Nominees: Robert L. Adair III and John C. Deterding as Trust Managers for a term of three years and until their successors are elected and qualified. (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE
THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
*EXCEPTIONS                                                                                                                        .
           ------------------------------------------------------------------------------------------------------------------------

2. Proposal to ratify the appointment of Deloitte & Touche LLP as the inde-     3. Adoption of Amendment of 1998 Share Option and
   pendent auditors of the Company to audit the accounts of the Company for        Award Plan.
   the fiscal year ended December 31, 1999.                                        FOR  [X]         AGAINST [X]      ABSTAIN  [X]

   FOR  [X]            AGAINST [X]          ABSTAIN  [X]


The Proxies are authorized to vote, in their discretion, upon such other business                CHANGE OF ADDRESS AND
as may properly come before the meeting.                                                         OR COMMENTS MARK HERE       [X]


                                                       Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, admin-
                                                       istrator, trustee or guardian, please give full title as such. If a corpora-
                                                       tion, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                       DATED:                                                                 , 1999
                                                             -----------------------------------------------------------------

                                                             -----------------------------------------------------------------------
                                                                                             Signature

                                                             -----------------------------------------------------------------------
                                                                                      Signature, if held jointly


                                                                                     VOTES MUST BE INDICATED
PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.   (X) IN BLACK OR BLUE INK. [X]